UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 1 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       CHEMICAL CONSORTIUM HOLDINGS, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            5110                              91-2159311
-------                             ----                              ----------
(State  or other         (Primary Standard Industrial           (I.R.S. Employer
jurisdiction of           Classification Code Number)        Identification No.)
incorporation or
organization)


 814 Lakeway Drive, Suite 262, Bellingham, Washington                      98226
 --------------------------------------------------------                  -----
 (Address of registrant's principal executive offices)                (Zip Code)

                                 (360) 676-9016
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                               J. Greig, President
                                814 Lakeway Drive
                          Bellingham, Washington 98226
                               (360) 676-9016 Tel
                                (36) 676-9493 Fax
             --------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)


                                 With a copy to:

                              Jerry Gruenbaum, Esq.
                           54 Hazard Avenue, Suite 270
                           Enfield, Connecticut 06082
                               (860) 763-4222 Tel
                               (860) 763-4227 Fax


  Approximate date of proposed sale to the public: From time to time after this
                    Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Financial Statements
--------------------


Financial Statements of Chemical Consortium, Inc.
-------------------------------------------------
   (a Development Stage Company). . . . . . . . . . . . . . . . . . . . . . . .  Exhibit A
   ----------------------------

Chemical Consortium, Inc.
-------------------------
   transaction with China Gateway Holdings, Inc.. . . . . . . . . . . . . . . .  Exhibit B
   --------------------------------------------

Pro Forma Condensed Consolidated Balance Sheet, September 30, 2001 (unaudited)

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Audited Financial Statements of China Gateway Holdings Inc.
-----------------------------------------------------------
   Years ended December 31, 2000 and 1999 . . . . . . . . . . . . . . . . . . .  Exhibit C
   --------------------------------------

Unaudited Financial Statements of Chemical Consortium Holdings, Inc. (formerly
------------------------------------------------------------------------------
   China Gateway Holdings Inc.)
   ----------------------------
   - Three and nine months ended September 30, 2001 . . . . . . . . . . . . . .  Exhibit D
   ----------------------------------------------

EXHIBIT  A


                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

                                    CONTENTS

                                                                            Page

Independent  auditors'  report                                                 1

Financial  statements:

 Balance  sheet                                                                2

 Statement  of  operations                                                     3

 Statement  of  shareholder's  deficit                                         4

 Statement  of  cash  flows                                                    5

Notes  to  financial  statements                                             6-8

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To  the  Shareholder  of
Chemical  Consortium,  Inc.

We have audited the accompanying balance sheet of Chemical Consortium, Inc. (a development stage company) as of September 30, 2001, and the related statements of operations, shareholder's deficit and cash flows for the period from July 2, 2001 (date of inception) through September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chemical Consortium, Inc. as of September 30, 2001, and the results of its operations and its cash flows for the period from July 2, 2001 (date of inception) through September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.


Horwath Gelfond Hochstadt Pangburn, P.C.
Denver,  Colorado

October 31, 2001

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    JULY 2, 2001 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2001

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                               SEPTEMBER 30, 2001

                                     ASSETS


Current  assets:
  Cash                                                        $            100
                                                              -----------------

    Total  assets,  all current                               $            100
                                                              =================



LIABILITIES  AND  SHAREHOLDER'S  DEFICIT

Current  liabilities:
  Accounts  payable                                           $         12,735
  Advances  payable,  shareholder (Note 3 )                              5,000
                                                              -----------------

    Total  liabilities,  all current                                    17,735
                                                              -----------------

Commitments  (Note  4)

Shareholder's  deficit:
  Common  stock,  no  par  value;  authorized  12,000,000
    shares;  issued  and  outstanding 10,000,000 shares       $            100
  Deficit  accumulated during the development stage                    (17,735)
                                                              -----------------

    Total  shareholder's deficit                                       (17,635)
                                                              -----------------

Total liabilities and  shareholder's  deficit                 $            100
                                                              =================


                       See notes to financial statements.

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

General  and  administrative  expenses


                                                              $          17,735
                                                              -----------------

Net  loss                                                      $         17,735
                                                              =================


                       See notes to financial statements.

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF SHAREHOLDER'S DEFICIT

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

                               Common stock
                          ----------------------
                            Shares      Amount     Deficit     Total
                          -----------  ---------  ---------  ---------
Issuance of common stock
  at inception            10,000,000   $    100              $    100

Net loss                                          $(17,735)   (17,735)
                          -----------  ---------  ---------  ---------

Balances,
  September 30, 2001      10,000,000   $    100   $(17,735)  $(17,635)
                          ===========  =========  =========  =========


                       See notes to financial statements.

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

Cash flows from operating activities:

  Net loss                                                    $        (17,735)
  Adjustment to reconcile net loss to net cash
    used in operating activities:
    Increase in accounts payable                                        12,735
                                                              -----------------

  Net cash used in operating activities                                 (5,000)
                                                              -----------------

Cash flows from financing activities:
    Proceeds from issuance of common stock                                 100
    Advances from shareholder                                            5,000
                                                              -----------------

  Net cash provided by financing activities                              5,100
                                                              -----------------


Net  change  in,  and  ending  cash                           $            100
                                                              =================


                       See notes to financial statements.

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

1.  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

BUSINESS:

Chemical Consortium, Inc. (the Company) was incorporated on July 2, 2001, in Washington State. Corporate headquarters are located in Bellingham, Washington. The Company was formed upon the initial issuance of 10,000,000 shares of common stock in exchange for $100.

The Company is a development stage enterprise and was formed to acquire and operate a blending and mixing facility for the manufacture and sale of certain chemicals in the pulp, paper working, metal and lubricant industries.

REVENUE RECOGNITION:

Through September 30, 2001, the Company has no revenue producing activities, however, if the Company's purchase of a chemical and blending facility is completed (Note 4), the Company intends to recognize revenue upon the customers' acceptance of chemicals shipped.

USE OF ESTIMATES IN FINANCIAL STATEMENT PREPARATION:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting periods. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

The fair values of the Company's cash equivalents and accounts payable approximate their carrying amounts due to the short maturities of these instruments. The fair value of the Company's advances payable to the shareholder is not practicable to estimate due to the related party nature of the underlying transaction.

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

1.  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED):

RECENTLY ISSUED ACCOUNTING STANDARDS:

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited on a prospective basis only. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. It changes the accounting for goodwill and other intangible assets with indefinite lives from an amortization method to an impairment-only approach and requires intangible assets with finite lives to be amortized over their useful lives. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. The Company is currently evaluating the impact that SFAS No. 141 and 142 will have on its financial condition and results of operations.

In August 2001, the FASB issued SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, which addresses accounting and financial reporting for the impairment or disposal of long-lived assets. This statement is effective for the Company on January 1, 2002. The Company is currently evaluating the impact the SFAS No. 144 will have on its financial condition and results of operations.

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No 101, Revenue Recognition in Financial Statements. SAB No 101, as amended by SAB No 101A and SAB No 101B, was effective no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB No 101 provides the Staff's view in applying generally accepted accounting principles to selected revenue recognition issues. The Company believes that it complies with the accounting and disclosure described in SAB No 101.

2.  SUBSEQUENT  EVENTS:

On October 2, 2001, the Company completed a merger with China Gateway Holdings, Inc., (China Gateway) a public shell that is traded on the Over-the-Counter Bulletin Board. At closing, the Company's shareholder received approximately 90% of the outstanding post-merger common stock of China Gateway in exchange for his shares in the Company. The transaction was accounted for as an acquisition of China Gateway by the Company and a recapitalization of the Company. On an unaudited proforma basis, if the acquisition has occurred July 2, 2001, the net loss for the period from July 2, 2001 through September 30, 2001 would have been approximately $40,000 (less than $0.01 per share).

On October 1, 2001, China Gateway entered into a letter of intent to purchase an exclusive ten-year license for the industrial exploitation of patented Lipoclean technology which is used in the pulp, paper working, metal and lubricant industries in North America and in the distribution of the bacteriological cultures in the entire Americas. The purchase is contingent upon the purchase of a chemical blending and mixing facility (See Note 4).

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

3.  RELATED  PARTY  TRANSACTIONS:

During the period ended September 30, 2001, the Company's shareholder advanced $5,000 to fund the Company's development expenses. This advance is non-interest bearing and is due on demand.

4.  COMMITMENTS:

The Company has entered into a non-binding letter of intent to purchase a chemical blending and mixing facility in Washington State for approximately $1,750,000. The letter of intent expires on November 30, 2001. The Company intends to finance the purchase through the sale of equity instruments.

EXHIBIT  B
TRANSACTION  WITH  CHINA  GATEWAY  HOLDINGS  INC.

Effective October 2, 2001, China Gateway Holdings, Inc. (the Company or China Gateway):
a)  distributed  its  assets  to  the  principal  shareholders  of  the Company;
b)  entered  into  an  acquisition  agreement  (the  Agreement)  with  Chemical
Consortium, Inc. (ChemCon) (a development stage company), formed in Washington state on July 2, 2001 for the purpose of developing acquiring and operating a blending and mixing facility for the manufacture and sale of certain chemicals in the pulp, paper working, metal and lubricant industries; and
c) changed its name to Chemical Consortium Holdings, Inc. China Gateway is a public-shell that is traded on the Over-the-Counter Bulletin Board whose liabilities consist primarily of amounts payable to its principal shareholders and their related entities.

Pursuant to the Agreement, the principal shareholder of ChemCon agreed to sell to China Gateway, 10,000,000, no par value, common shares, which represented 100% of all of the issued and outstanding shares of ChemCon, in exchange for 44,800,000, $.0001 par value, newly issued shares of voting common stock of China Gateway.

The transaction will be accounted for as a reverse acquisition of China Gateway by ChemCon, since the shareholder of ChemCon will own approximately 90% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of the Company by ChemCon and as a recapitalization of ChemCon.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on September 30, 2001. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the historical financial statements of ChemCon, as well as those of the Company. The unaudited pro forma condensed consolidated balance sheet does not purport to be indicative of the financial position that actually would have occurred had the transaction been consummated on September 30, 2001, or to project the Company's financial position to any future period.

A pro forma statement of operations has not been presented, as ChemCon has had minimal operating expenses incurred during the development stage. Pro forma loss per share amounts would be less than $0.01.


EXHIBIT  B

                                 CHEMICAL CONSORTIUM HOLDINGS, INC.
                              (FORMERLY CHINA GATEWAY HOLDINGS, INC.)
                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                          SEPTEMBER 30, 2001


                                                Historical
                                     -----------------------------------
                                         China            Chemical         Pro forma
                                      Gateway, Inc.    Consortium, Inc.    adjustments    Pro forma
                                     ---------------  ------------------  -------------  -----------
ASSETS:
Current assets:
  Cash                               $          796   $             100 A $       (796)  $      100
  Deposits and other current assets           7,211                     A       (7,211)
                                     ---------------  ------------------  -------------  -----------

Total current assets                          8,007                 100         (8,007)         100

Property and equipment, net                   6,242                     A       (6,242)
                                     ---------------  ------------------  -------------  -----------

Total assets                         $       14,249   $             100        (14,249)  $      100
                                     ===============  ==================  =============  ===========

LIABILITIES AND SHAREHOLDERS DEFICIT:
Current liabilities:
  Accounts payable                   $      109,383   $          12,735                  $  122,118
  Advances payable, shareholder                                   5,000                       5,000
  Other payable and accrued expenses         92,583                                          92,583
  Due to related parties                    515,303                                         515,303
                                     ---------------  ------------------  -------------  -----------

Total current liabilities                   717,269              17,735                     735,004
                                     ---------------  ------------------  -------------  -----------

Shareholders' deficit:
  Common s                                      431                 100 B        4,379        4,910
  Capital in excess of par                5,063,867                     A      (14,249)
                                                                        B   (5,771,697)    (722,079)
  Accumulated deficit                    (5,777,697)            (17,735)B    5,777,697      (17,735)
  Accumulated comprehensive income           10,379                     B      (10,379)           -
                                     ---------------  ------------------  -------------  -----------

Total shareholders' deficit                (703,020)            (17,635)       (14,249)    (734,904)
                                     ---------------  ------------------  -------------  -----------

Total liabilities and
     shareholders' deficit           $       14,249   $             100        (14,249)  $      100
                                     ===============  ==================  =============  ===========

       See notes unaudited pro forma condensed consolidated balance sheet.

                       CHEMICAL CONSORTIUM HOLDINGS, INC.
                    (FORMERLY CHINA GATEWAY HOLDINGS, INC.)
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001

1.  DESCRIPTION  OF  THE  TRANSACTION:

Effective October 2, 2001, China Gateway Holdings, Inc. (the Company or China Gateway):
a)  distributed  its  assets  to  the  principal  shareholders  of  the Company;
b)  entered  into  an  acquisition  agreement  (the  Agreement)  with  Chemical
Consortium,  Inc.  (ChemCon)  (a  development  stage  company);  and
c)  changed  its  name  to  Chemical  Consortium  Holdings,  Inc.

Pursuant to the agreement, the shareholder of ChemCon agreed to sell to China Gateway, Inc. 10,000,000, no par value, common stock shares, which represented 100% of all of the issued and outstanding shares of ChemCon, in exchange for 44,800,000, $.0001 par value, newly issued shares of voting common stock of China Gateway.

The transaction represents as a reverse acquisition of China Gateway by ChemCon, since the shareholder of ChemCon will own approximately 90% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of the Company by ChemCon and as a recapitalization of ChemCon.

The historical shareholder's deficit of ChemCon, prior to the merger, is to be retroactively restated for the equivalent number of shares exchanged in the merger after giving effect to any difference in the par value of the Company's and ChemCon's common stock, with an offset to additional paid-in capital

2.  DESCRIPTION  OF  THE  PRO  FORMA  ADJUSTMENTS:

(A) To reflect the distribution of China Gateway's assets to the principal shareholders of China Gateway.

(B) To reflect the acquisition of 100% (10,000,000) of the outstanding common stock of ChemCon in exchange for 44,800,000 shares of China Gateway common stock. The transaction is recorded as a reverse acquisition. The historical shareholder's deficit of ChemCon prior to the merger is retroactively restated (a recapitalization) for the equivalent number of shares exchanged in the merger after giving effect to the difference in the par value of China Gateway's and ChemCon's common stock, with an offset to additional paid in capital. The accumulated deficit of the acquirer is carried forward after the acquisition.

EXHIBIT  C
================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================


                        CONSOLIDATED  FINANCIAL  STATEMENTS

                     YEARS  ENDED  DECEMBER  31,  2000  AND  1999



CONTENTS                                                                 PAGES
Independent  auditors'  report                                           F-2

Consolidated  balance  sheets                                            F-3

Consolidated  statements  of  operations                                 F-4

Consolidated statements of shareholders' equity (deficit)
 and  comprehensive  income  (loss)                                      F-5

Consolidated  statements  of  cash  flows                                F-6

Notes  to  consolidated  financial  statements                           F-7

                          INDEPENDENT  AUDITORS'  REPORT


The  Board  of  Directors  and  Shareholders
China  Gateway  Holdings,  Inc.

     We have audited the accompanying consolidated balance sheets of China Gateway Holdings, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Gateway Holdings, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2000, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company disposed of its Joint Venture interest effective December 31, 2000. For the year ended December 31, 2000, the Company incurred a loss from continuing operations of RMB3,879,921, and at December 31, 2000 had a working capital deficiency of RMB4,945,566 and a shareholders' deficit of RMB4,878,951, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HORWATH GELFOND HOCHSTADT PANGBURN, P.C.
Denver,  Colorado
March  21,  2001

================================================================================
                              CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================
                               CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 2000 AND 1999


                                                    2000          2000          1999
                                                ------------  ------------  ------------
                                                 US DOLLARS        RMB           RMB
ASSETS

Current assets:
  Cash                                          $     9,673        80,085        48,169
  Deposits and other current assets                   9,349        77,402       931,446
                                                ------------  ------------  ------------

    Total current assets                             19,022       157,487       979,615
                                                ------------  ------------  ------------

Property, plant and equipment, net
  of accumulated depreciation (Note 4)                8,046        66,615        88,820
Investment in Joint Venture                               -             -    18,055,484
                                                ------------  ------------  ------------

    Total assets                                $    27,068       224,102    19,123,919
                                                ============  ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                              $   109,383       905,615       905,615
  Other payable and accrued expenses                131,329     1,087,312       466,464
  Due to Joint Venturer (Note 5)                      2,360        19,546        19,546
  Due to affiliates (Note 5)                        373,290     3,090,580       779,322
                                                ------------  ------------  ------------

    Total liabilities (all current)                 616,362     5,103,053     2,170,947
                                                ------------  ------------  ------------

Shareholders' equity (deficit) (Note 6):
  Common stock, US $0.0001 par value,
    authorized 50,000,000 shares; issued
    and outstanding; 4,307,158 shares                   431         3,568         3,568
  Capital in excess of par                        5,063,867    41,925,275    41,925,275
  Deficit                                        (5,663,974)  (46,893,737)  (24,958,332)
  Accumulated comprehensive income (loss)            10,382        85,943       (17,539)
                                                ------------  ------------  ------------

    Total shareholders' equity (deficit)           (589,294)   (4,878,951)   16,952,972
                                                ------------  ------------  ------------

    Total liabilities and shareholders'
      equity (deficit)                          $    27,068       224,102    19,123,919
                                                ============  ============  ============

                 See notes to consolidated financial statements.

================================================================================
                          CHINA GATEWAY HOLDINGS, INC.
================================================================================

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                             2000          2000         1999
                                         ------------  ------------  -----------
                                          US DOLLARS        RMB           RMB
Net sales                                $         -             -            -
Cost of sales                                      -             -            -
                                         ------------  ------------  -----------

Gross profit                                       -             -            -

General and administrative expenses          511,421     4,235,710    1,870,699
                                         ------------  ------------  -----------

                                            (511,421)   (4,235,710)  (1,870,699)
                                         ------------  ------------  -----------
Other income:
  Interest income                                785         6,503        1,913
  Commission income                                -             -      767,689
  Other                                       42,188       349,286
                                         ------------  ------------  -----------

                                              42,973       355,789      769,602
                                         ------------  ------------  -----------

Loss from continuing operations             (468,448)   (3,879,921)  (1,101,097)
                                         ------------  ------------  -----------

Discontinued operations (Note  1(c)):
  Loss from operations of Joint Venture
    net of income taxes of RMB1,077,238
    in 1999                                 (663,786)   (5,495,682)  (5,656,472)

  Loss on disposal of Joint Venture       (1,517,013)  (12,559,802)           -
                                         ------------  ------------  -----------

Loss from discontinued operations         (2,180,799)  (18,055,484)  (5,656,472)
                                         ------------  ------------  -----------

Net loss                                 $(2,649,247)  (21,935,405)  (6,757,569)
                                         ============  ============  ===========

Basic and diluted loss per common share
  Loss from continuing operations        $     (0.11)        (0.90)       (0.26)
                                         ============  ============  ===========

Basic and diluted loss per common share
  Loss from discontinued operations      $     (0.50)        (4.19)       (1.34)
                                         ============  ============  ===========

Net loss                                 $     (0.61)        (5.09)       (1.60)
                                         ============  ============  ===========

Weighted average number of common
  shares outstanding                       4,307,158     4,307,158    4,241,426
                                         ============  ============  ===========

                 See notes to consolidated financial statements.

================================================================================
                          CHINA GATEWAY HOLDINGS, INC.
================================================================================

        CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) AND
                           COMPREHENSIVE INCOME (LOSS)

                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                         (Expressed in Chinese Renminbi)


                                                                                Foreign
                                  Common  shares      Capital      Retained     currency
                               --------------------  in excess     earnings    translation
                                 Shares     Amount    of par       (Deficit)   adjustments      Total
                               ------------  ------  ----------  ------------  ------------  ------------
                                              RMB        RMB          RMB          RMB           RMB
Balance at January 1, 1999       4,154,158    3,436  31,505,861  (18,200,763)       22,105    13,330,639

Issuance of common stock           153,000      132     621,559            -             -       621,691

Extinguishment of debt by
  Joint Venturer                         -        -   9,797,855            -             -     9,797,855

Comprehensive income (loss):
  Net loss for the year ended
    December 31, 1999                    -        -           -   (6,757,569)            -    (6,757,569)
  Other comprehensive loss               -        -           -            -       (39,644)      (39,644)
Comprehensive loss                                                                            (6,797,213)
                               ------------  ------  ----------  ------------  ------------  ------------

Balance at December 31, 1999     4,307,158    3,568  41,925,275  (24,958,332)      (17,539)   16,952,972

Comprehensive income (loss):
  Net loss for the year ended
    December 31, 2000                    -        -           -  (21,935,405)            -   (21,935,405)
  Other comprehensive income             -        -           -            -       103,482       103,482
Comprehensive loss                                                                           (21,831,923)
                               ------------  ------  ----------  ------------  ------------  ------------

Balance at December 31, 2000     4,307,158    3,568  41,925,275  (46,893,737)       85,943    (4,878,951)
                               ============  ======  ==========  ============  ============  ============

                 See notes to consolidated financial statements.

================================================================================
                          CHINA GATEWAY HOLDINGS, INC.
================================================================================

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS  ENDED DECEMBER 31, 2000 AND 1999


                                                   2000          2000         1999
                                               ------------  ------------  -----------
                                                 US DOLLARS       RMB          RMB
Cash flows from operating activities:
Net loss                                       $(2,649,247)  (21,935,405)  (6,757,569)
Adjustments to reconcile net loss
  to net cash used in operating activities:
    Loss from discontinued operations            2,180,799    18,055,484    5,656,472
    Provision for allowance for uncollectible
     advances from shareholders and employees       71,307       590,348
    Depreciation                                     2,682        22,205       15,266
(Increase) decrease in assets
    Deposits and other current assets               32,153       263,696     (664,518)
Increase (decrease) in liabilities
    Accounts payable                                     -             -           44
    Accrued expenses                                75,289       620,848      (29,828)
    Due to Joint Venturer                                -             -      (24,773)
                                               ------------  ------------  -----------

Net cash used in operating activities             (287,017)   (2,382,824)  (1,804,906)
                                               ------------  ------------  -----------

Cash flows from investing activities:
    Capital expenditures                                 -             -      (99,143)
                                               ------------  ------------  -----------

Net cash used in investing activities                    -             -      (99,143)
                                               ------------  ------------  -----------

Cash flows from financing activities:
    Increase in due to affiliates              $   278,374     2,311,258      779,322
    Issuance of common stock                             -             -      621,691
                                               ------------  ------------  -----------

Net cash provided by financing activities          278,374     2,311,258    1,401,013
                                               ------------  ------------  -----------

Effect of exchange rate changes on cash             12,498       103,482      (39,644)
                                               ------------  ------------  -----------

Increase (decrease) in cash                          3,855        31,916     (542,680)

Cash, beginning                                      5,818        48,169      590,849
                                               ------------  ------------  -----------

Cash, ending                                   $     9,673        80,085       48,169
                                               ============  ============  ===========

                 See notes to consolidated financial statements.

================================================================================
                          CHINA GATEWAY HOLDINGS, INC.
================================================================================


                   NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

1.   Organization  and  basis  of  consolidated  financial  statements:

(a) The accompanying consolidated financial statements include the accounts of China Gateway Holdings, Inc. ("CGH"), and its wholly owned subsidiaries, Orient Investments Limited ("OIL"), and Orient Packaging Limited ("OPL"), collectively referred to as the "Company". CGH, OIL and OPL were formed for the purpose of entering into a Joint Venture agreement with Wuhan Dong Feng Paper Mill Company (the "Joint Venturer"). All significant intercompany transactions have been eliminated in consolidation.

(b) CGH was incorporated in Delaware. Effective June 27, 1997, CGH issued 2,310,000 shares of common stock to the shareholders of OIL in exchange for their interests in OIL. Prior to the exchange, CGH had no substantial operations and, under generally accepted accounting principles, the transaction was accounted for as a recapitalization, as the shareholders of OIL acquired all of the stock of CGH. Accordingly, there was no revaluation of assets or liabilities for financial statement accounting purposes. For financial reporting purposes, the consolidated financial statements reflect the above-mentioned reorganization similar to a pooling of interests, with assets and liabilities recorded at historical cost. The consolidated financial statements incorporate the results of operations and assets and liabilities of CGH and its subsidiaries. OIL and OPL are wholly-owned, British Virgin Islands incorporated companies. On December 20, 1996, OPL entered into a 30-year Joint Venture agreement with Wuhan Dong Feng Paper Mill Company. Pursuant to the Joint Venture agreement, Wuhan Dong Feng Paper Company Limited ("Wuhan Limited or "the Joint Venture") was formed to engage in the manufacturing and sales of cartonboard packaging materials, primarily used in consumer product packaging for items such as beverages, dry foodstuffs, pharmaceutical products and other consumer items. The Joint Venture commenced operations March 1, 1997 in the city of Wuhan, Hubei Province, People's Republic of China ("PRC").

(c) Pursuant to terms of the Joint Venture agreement, OPL acquired a 60% interest in Wuhan Limited and the Joint Venturer acquired a 40% interest. Profits and losses of Wuhan Limited were shared based on the respective ownership interests, and the board of directors of Wuhan Limited consisted of ten members, six of which were appointed by OPL. Minority interest represented the Joint Venturer's share of Wuhan Limited.

================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

1.   Organization  and  basis  of consolidated financial statements: (continued)

     Since inception, the Company had accounted for its 60% interest in the Joint Venture, which is similar to a majority-owned subsidiary, as a consolidated subsidiary. During 2000, the Company determined that the Joint Venturer had retained certain rights under the Joint Venture Agreement that provided the Joint Venturer with the ability to participate in management, although such rights have never been asserted by the Joint Venturer. Under Emerging Issues Task Force Issue No. 96-16, if a minority joint venture partner has such rights, the majority joint venture partner is required to account for its interest in the joint venture under the equity method of accounting. During 2000, the Joint Venture Agreement was amended to clearly express the intent of the parties that the Company is the controlling party in the Joint Venture. As a result, the Company's financial statements through December 31, 1999 were restated to report the Company's investment in the Joint Venture under the equity method of accounting. The restatement did not have any effect on net income (loss), net income (loss) per share, or shareholders' equity. However, because the Joint Venture Agreement was amended during 2000, the Company began reporting its investment in the Joint Venture as a consolidated subsidiary commencing January 1, 2000.

     Effective December 31, 2000, the Company's participation in the Joint Venture operation was terminated and management of the Company disposed of its entire interest in the Joint Venture. As a result, the Consolidated Statements of Operations for the years-ended December 31, 2000 and 1999 include the operating results of the Joint Venture as a discontinued operation and the Company has provided for a loss on disposal of its remaining investment in the Joint Venture. Total revenues of the Joint Venture were approximately RMB66,016,000 in 2000 and RMB61,328,000 in 1999. The Company determined during the fourth quarter of 2000 that the Joint Venture could only achieve profitable operations if substantial additional capital were to be invested, and even with additional investment, profitability was not assured. Consequently, management met with the Joint Venture partner in December 2000 and January 2001, and the parties agreed to terminate the Joint Venture effective December 31, 2000. The agreement provides that each party will not pursue a claim against the other for damages, compensation or liabilities related to the Joint Venture.

(d) The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), and are presented in Chinese Renminbi ("RMB"), the national currency of the PRC (note 3(d)).

================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

2.   Going  concern,  results  of  operations  and  management's  plans:

     The Company's financial statements for the year ended December 31, 2000 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Effective December 31, 2000 the Company disposed of its entire investment in the Joint Venture.

     For the year-ended December 31, 2000, the Company reported a net loss of RMB21,935,405 and at December 31, 2000 had a working capital deficiency of RMB4,945,566 and a shareholder's deficit of RMB4,878,951. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to address these concerns primarily include the Company's March 16, 2001 entry into a letter of intent to acquire all the issued and outstanding stock of H.K. Giantrich International Groups, Limited, a Niue corporation with operations in the PRC and with corporate headquarters located in Hong Kong in exchange for 25,000,000 shares of China Gateway common stock. The merger transaction is contingent upon certain customary conditions, including, but not limited to, approval by the boards of directors of both companies, a vote by the Company's stockholders, and certain other conditions. The accompanying financial statement do not include any adjustments relating to the recoverability and classification of assets or the amounts of liabilities that might be necessary should the Company be unsuccessful in implementing these plans or otherwise continuing as a going concern.

3.   Principal  accounting  policies:

(a) The consolidated financial statements include the accounts of CGH and its wholly owned subsidiaries. Material intercompany accounts have been eliminated in consolidation.

(b)  Cash  and  cash  equivalents:

     For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(c)  Property,  plant  and  equipment:

     Property, plant and equipment are stated at cost. Depreciation is provided by use of the straight-line method over the estimated useful lives of the related assets, less residual value where appropriate as follows:

              Office  equipment           5  years
              Leasehold  improvements     5  years

================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

3.   Principal  accounting  policies:  (continued)

     Repairs  and  maintenance  costs  are  expensed  when  incurred.

     Management assesses the carrying values of its long-lived assets for impairment when circumstances warrant such a review. Generally, assets to be used in operations are considered impaired if the sum of expected undiscounted future cash flow is less than the assets carrying values. If an impairment is indicated, the loss is measured based on the amounts by which the assets' carrying values exceed their fair values. Based on its review, management does not believe any impairment has occurred as of December 31, 2000.

(d)  Translation  of  foreign  currencies:

     Transactions and monetary assets and liabilities denominated in currencies other than RMB are translated into RMB at the respective applicable rates of exchange quoted by the People's Bank of China (the "Exchange Rate"). Monetary assets and liabilities denominated in other currencies are translated into RMB at the applicable Exchange Rate at the respective balance sheet dates. The resulting exchange gains or losses are credited or charged to the consolidated statements of operations. Currency translation adjustments arising from the use of different exchange rates from period to period are included in other comprehensive income.

     The translation of amounts from RMB into US Dollars for the convenience of the reader has been made at the rate of exchange quoted by the People's Bank of China on December 31, 2000 of US$1.00 equal RMB8.2793, and accordingly, differs from the underlying foreign currency amounts. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at that rate on the respective balance sheet date or at any other date.

(e)  Income  taxes:

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period that includes the enactment date.

================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

3.   Principal  accounting  policies:  (continued)

(f)  Earnings  per  share:

     Basic earnings per share amounts are calculated using the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share assumes the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. The basic and diluted weighted average shares outstanding during the years ended December 31, 2000 and 1999 are 4,307,158 and 4,241,426, respectively. Options and warrants to purchase common stock were not included in the computation of diluted EPS for the years ended December 31, 2000 or 1999 because they would decrease the loss per share.

(g)  Fair  value  of  financial  instruments:

     The fair values of amounts due to the Joint Venturer and related parties are not practicable to estimate due to the indefinite payment terms and due to the related party nature of the underlying transactions. The carrying values of the Company's cash, other receivables and other liabilities approximate fair values primarily because of the short maturities of these instruments.

(h)  Stock-based  compensation:

     Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" allows companies to choose whether to account for employee stock-based compensation on a fair value method, or to account for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for employee stock-based compensation using APB 25.

================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

3.   Principal  accounting  policies:  (continued)

(i)  Comprehensive  income:

     The Company adopted SFAS No. 130, "Reporting Comprehensive Income", on January 1, 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income are foreign currency translation adjustments.

(j)  Segment  reporting:

     The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") January 1, 1998. The Company's results of operations and financial position were not affected by implementation of SFAS No. 131.

(k)  Pension  and  other  post  retirement  benefits:

     The Company adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Post Retirement Benefits" on January 1, 1998. SFAS No. 132 requires comparative information for earlier years to be restated. The Company's results of operations and financial position were not affected by implementation of SFAS No. 132.

================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

3.   Principal  accounting  policies:  (continued)

(l)  Recently  issued  accounting  pronouncements:

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. SFAS No. 133 also addresses the accounting for certain hedging activities. The Company currently does not have any derivative instruments nor is it engaged in hedging activities, thus the Company does not believe implementation of SFAS No. 133 will have a material impact on its financial statement presentation or disclosures.

     In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. SAB No. 101, as amended by SAB No. 101A and SAB No. 101B, is effective no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB No. 101 provides the Staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company believes that it complies with the accounting and disclosure described in SAB No. 101; therefore, management believes that SAB No. 101 will not impact the Company's consolidated financial statements.

(m)  Use  of  estimates  in  the  preparation  of  financial  statements:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from these estimates.

================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

3.   Principal  accounting  policies:  (continued)

(n)  Risk  considerations:

     As a majority of the Company's operations were conducted in the PRC, the Company was subject to special considerations and significant risks not typically associated with investments in equity securities of North American and Western European companies. However, with the termination of its participation in the Joint Venture effective December 31, 2000, the Company is no longer subject to the risks associated with the PRC including significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past several years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social life. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

4.   Property,  plant  and  equipment:

     At December 31, 2000 and 1999 property, plant and equipment (all located in Hong Kong) consist of the following:

                                          2000         2000        1999
                                      ------------  -----------  --------
                                       US Dollars       RMB         RMB

     Office equipment                 $    10,779       89,243    88,175
     Leasehold improvements                 4,064       33,647    33,647
                                      ------------  -----------  --------

                                           14,843      122,890   121,822

     Less : Accumulated depreciation       (6,797)     (56,275)  (33,002)
                                      ------------  -----------  --------

                                      $     8,046       66,615    88,820
                                      ============  ===========  ========

================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

5.   Related  party  transactions:

     When the Joint Venture was formed in 1997, it owed the Joint Venturer net current payables in excess of RMB33,000,000. In order to assist the economic viability of the Joint Venture, effective December 31, 1998, the Joint Venturer forgave RMB26,112,048 of the initial indebtedness. Because the debt forgiveness was made by a significant equity investor in the Joint Venture, for US GAAP the Company accounted for the debt extinguishment as a capital contribution by the Joint Venturer resulting in an increase in minority interest of RMB10,444,819 and an increase in capital in excess of par of RMB15,667,229. During the year ended December 31, 1999, the Joint Venturer forgave an additional RMB16,329,758 of indebtedness, resulting in an increase in minority interest of RMB6,531,903 and an increase in capital in excess of par of RMB9,797,855. No debt was forgiven during the year ended December 31, 2000.

     During the year ended December 31, 1999, the Company advanced RMB160,585 and RMB2,245 to a shareholder and employees, respectively, and at December 31, 1999, the Company had RMB427,518 due from the shareholder which was included in deposits and other current assets. During 2000, these advances, which were unsecured and non-interest bearing, were written off.

     During the year ended December 31, 2000, certain shareholders made advances to the Company totaling RMB2,021,482 (1999 : RMB779,322). The advances are unsecured, non interest bearing and are payable on demand.

     During the year ended December 31, 2000, an affiliated company advanced RMB289,776 to the Company, which is unsecured, non-interest bearing and is due on demand.

     During the years ended December 31, 2000 and 1999, the Company earned service income of RMB349,286 (1999 : RMB62,816) from affiliated companies.

6.   Shareholders'  equity:

     During the year ended December 31, 1998, CGH issued a total of 1,167,158 shares of common stock for net consideration of RMB9,159,201. A total of 682,866 shares were issued in private placements at prices ranging from US$.78 per share to US$2.75 per share. In addition, 55,600 shares were issued in 1998 to investment bankers in connection with 1997 and 1998 private placements, 35,000 shares were issued for investment services, 10,000 shares were issued to an employee in exercise of an option issued for services, 272,000 shares were issued as a result of warrant exercises and 111,692 shares were issued as a result of an option exercise. The 35,000 shares issued for investment services were valued at the market value at the date of issue, and resulted in an expense of US$52,500 (RMB434,642).

================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

6.   Shareholders'  equity  (continued):

     The stock issued to an employee resulted in compensation expense of US$21,031 (RMB174,113) for the difference between the market value of the stock at the date the option was granted and the exercise price. The warrants and the option which were exercised had been issued in connection with the original formation of CGH or subsequent stock issuance transactions, and resulted in net proceeds to CGH of US$14,700 (RMB121,700).

     During the year ended December 31, 1999, the Company issued a total of 153,000 shares for net consideration of US$74,985 (RMB621,691).

     In connection with 1997 and 1998 private placements, CGH issued warrants to purchase 518,905 common shares of CGH at an exercise price of US$0.10 (RMB0.83) each. Warrants to acquire 272,000 shares were exercised in 1998 and 246,905 were forfeited upon expiration in April 2000. Also, CGH has issued warrants to purchase 235,316 common shares of CGH at US$2.75
     (RMB22.77)  per  share.  These  warrants  expire  in  March  2003.

     During the year ended December 31, 1999, the Company granted options to purchase 500,000 shares at an exercise price of US$1.00 (RMB8.28) each and expiring on December 31, 1999. The options were not exercised and were forfeited on December 31, 1999.

     At December 31, 2000 warrants to purchase 235,316 common shares of CGH at an exercise price of US$2.75 (RMB22.77) per share remain outstanding.

     The following table summarizes stock option and warrant activity for the years ended December, 2000 and 1999:

================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

6.   Shareholders'  equity  (continued):

                                          Options                                         Warrants
                     ------------------------------------------------  ------------------------------------------------
                                   Exercise                 Exercise                 Exercise                  Exercise
                        Shares        Price       Share        Price      Shares        Price       Shares        Price
                                 US Dollars               US Dollars               US Dollars                US Dollars
Outstanding at
  December 31, 1998           -  $         -           -  $         -     246,905  $      0.10     235,316  $      2.75
Granted                 500,000            1           -            -           -            -           -            -
Exercised                     -            -           -            -           -            -           -            -
Forfeited               500,000            1           -            -           -            -           -            -
                     ----------  -----------  ----------  -----------  ----------  -----------  ----------  -----------

Outstanding at
  December 31, 1999           -            -           -            -     246,905         0.10     235,316         2.75
Granted                       -            -           -            -           -            -           -            -
Exercised                     -            -           -            -           -            -           -            -
Forfeited                     -            -           -            -     246,905         0.10           -            -
                     ----------  -----------  ----------  -----------  ----------  -----------  ----------  -----------

Outstanding at
December 31, 2000             -  $         -           -  $         -           -  $         -     235,316  $      2.75
                     ==========  ===========  ==========  ===========  ==========  ===========  ==========  ===========

7.   Income  tax:

     The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. The Company's British Virgin Islands ("BVI") subsidiaries are not liable for income taxes.

     The reconciliation between the effective tax rate and the statutory U.S. federal income tax rate is as follows:

                                                        2000            1999
                                              --------------  --------------
                                                        % of            % of
                                              Pre-tax income   Pretax income
Computed "expected" tax benefit                        (34%)           (34%)
Operating losses for which a benefit has not
  been recognized                                       34              34

                                                         0%              0%
                                              ==============  ==============

================================================================================
                          CHINA  GATEWAY  HOLDINGS,  INC.
================================================================================

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

7.   Income  tax  (continued):

     At  December  31,  2000,  the Company's deferred tax assets are as follows:

                                               2000       1999
                                             ---------  ---------
                                                RMB       RMB

     U.S. operating loss carryforward         387,100    369,700
     Deferred tax asset valuation allowance  (387,100)  (369,700)
                                             ---------  ---------

     Net deferred tax assets                        -          -
                                             =========  =========

     At December 31, 2000 the Company has U.S. operating loss carryforwards of approximately US$137,500. Losses are available for offset against future U.S. taxable income, if any, through 2020. A valuation allowance has been provided to reduce the deferred tax assets to zero as realization of the assets is not assured.

8.   Commitments  and  contingencies:

     Leases

     During 1999 the Company entered into a lease for office space in Hong Kong which expires in 2001. Rental expense for 2000 and 1999 were RMB255,398 and RMB104,052, respectively, and future minimum lease payments are as follows:

                                           RMB
                                        ---------

         2001                              84,474
                                        =========

EXHIBIT  D

                       CHEMICAL COMSORTIUM HOLDINGS, INC.

                                      INDEX


Consolidated  Balance  Sheets  - September 30, 2001 (Unaudited) and December 31,
2000

Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited) - Nine Months Ended September 30, 2001 and 2000

Consolidated Statements of Cash Flows (Unaudited) - Threee Months and Nine Months Ended September 31, 2001 and 2000

Notes to Consolidated Financial Statements (Unaudited) - Three Months and Nine Months Ended September 30, 2001 and 2000

                                 CHEMICAL CONSORTIUM HOLDINGS, INC.
                               (FORMERLY CHINA GATEWAY HOLDINGS INC.)
                                    CONSOLIDATED BALANCE SHEETS


                                                                                    December 31,
                                                               Sept 30, 2001            2000
                                                              USD          RMB          RMB
                                                                (Unaudited)
ASSETS

Current Assets:
  Cash                                                    $      796         6,588        80,085
  Deposits and other current assets                            7,211        59,700        77,402
                                                          -----------  ------------  ------------

    Total current assets                                       8,007        66,288       157,487
                                                          -----------  ------------  ------------

Property, plant and equipment, net
  of accumulated depreciation                                  6,242        51,680        66,615
                                                          -----------  ------------  ------------

    Total assets                                          $   14,249       117,968       224,102
                                                          ===========  ============  ============

LIABILITIES  AND  SHAREHOLDERS'

DEFICIT

Current liabilities:
  Accounts payable                                        $  109,383       905,615       905,615
  Other payable and accrued expenses                          92,583       766,523     1,087,312
  Due to Joint Venturer                                            -             -        19,546
  Due to related parties                                     515,303     4,266,345     3,090,580
                                                          -----------  ------------  ------------

    Total liabilities (all current)                          717,269     5,938,483     5,103,053
                                                          -----------  ------------  ------------

Shareholders' deficit:
  Common stock, US $0.0001 par value,
    authorized 50,000,000 shares; issued and
    outstanding; 4,307,158 shares at September 30, 2001          431         3,568         3,568
  Capital in excess of par                                 5,063,867    41,925,275    41,925,275
  Deficit                                                 (5,777,697)  (47,835,288)  (46,893,737)
  Accumulated comprehensive income                            10,379        85,930        85,943
                                                          -----------  ------------  ------------

    Total shareholders' deficit                             (703,020)   (5,820,515)   (4,878,951)
                                                          -----------  ------------  ------------

    Total liabilities and shareholders' deficit           $   14,249       117,968       224,102
                                                          ===========  ============  ============

                See notes to consolidated financial statements.

                          CHEMICAL  CONSORTIUM  HOLDINGS,  INC.
                       (FORMERLY  CHINA  GATEWAY  HOLDINGS  INC.)
                      CONSOLIDATED  STATEMENTS  OF  OPERATIONS  AND
                       COMPREHENSIVE  INCOME  (LOSS)  (UNAUDITED)
                  THREE  MONTHS  ENDED  SEPTEMBER  30,  2001  AND  2000


                                                       2001        2001        2000
                                                        USD         RMB         RMB
Net sales                                                   -           -            -
Cost of sales                                       $       -           -            -
                                                    ----------  ----------  -----------
Gross profit                                                -           -            -

General and administrative expenses                    24,736     204,797      757,924
                                                    ----------  ----------  -----------

                                                      (24,736)   (204,797)    (757,924)
                                                    ----------  ----------  -----------
Other income:
  Interest income                                          12         100        2,073
                                                    ----------  ----------  -----------

Loss from continuing operations                       (24,724)   (204,697)    (755,851)

Income (loss) from
    discontinued operations of joint venture            2,361      19,547     (925,904)
                                                    ----------  ----------  -----------

Net loss                                            $ (22,363)   (185,150)  (1,681,755)
                                                    ==========  ==========  ===========

Other comprehensive income:
    Foreign currency translation adjustment                 -           -       30,349
                                                    ----------  ----------  -----------

Comprehensive loss                                  $ (22,363)   (185,150)  (1,651,406)
                                                    ==========  ==========  ===========

Loss per common share:
  Loss from continuing operations                   $   (0.01)      (0.04)       (0.18)
                                                    ==========  ==========  ===========
  Loss from discontinued operations                 $       -           -        (0.21)
                                                    ==========  ==========  ===========
  Net loss                                          $   (0.01)      (0.04)       (0.39)
                                                    ==========  ==========  ===========

Weighted average number of common
    shares outstanding:
  Basic and diluted                                 4,307,158   4,307,158    4,307,158
                                                    ==========  ==========  ===========

              See  notes  to  consolidated  financial  statements.

                        CHEMICAL  CONSORTIUM  HOLDINGS,  INC
                     (FORMERLY  CHINA  GATEWAY  HOLDINGS  INC.)
                    CONSOLIDATED  STATEMENTS  OF  OPERATIONS  AND
                     COMPREHENSIVE  INCOME  (LOSS)  (UNAUDITED)
                NINE  MONTHS  ENDED  SEPTEMBER  30,  2001  AND  2000

                                                         2001        2001         2000
                                                          USD         RMB          RMB
Net sales                                             $       -            -            -
Cost of sales                                                 -            -            -
                                                      ----------  -----------  -----------
Gross profit                                                  -            -            -

General and administrative expenses                     122,273    1,012,335    2,231,653
                                                      ----------  -----------  -----------

                                                       (122,273)  (1,012,335)  (2,231,653)
                                                      ----------  -----------  -----------
Other income:
  Interest income                                            20          162        4,518
  Other                                                   6,168       51,075            -
                                                      ----------  -----------  -----------

Loss from continuing operations                        (116,085)    (961,098)  (2,227,135)

Income (loss) from discontinued
     operations of joint venture                          2,361       19,547     (804,774)
                                                      ----------  -----------  -----------

Net loss                                              $(113,724)    (941,551)  (3,031,909)
                                                      ==========  ===========  ===========

Other comprehensive income:
    Foreign currency translation adjustment                   -            -       43,418
                                                      ----------  -----------  -----------

Comprehensive loss                                    $(113,724)    (941,551)  (2,988,491)
                                                      ==========  ===========  ===========

Loss per common share:
  Loss from continuing operations                     $   (0.03)       (0.22)       (0.52)
                                                      ==========  ===========  ===========
  Income from discontinued operations                 $       0            0        (0.19)
                                                      ==========  ===========  ===========
  Net loss                                            $   (0.03)       (0.22)       (0.70)
                                                      ==========  ===========  ===========

Weighted average number of common
  shares outstanding:
  Basic and diluted                                   4,307,158    4,307,158    4,307,158
                                                      ==========  ===========  ===========

              See  notes  to  consolidated  financial  statements.

                         CHINA  GATEWAY  HOLDINGS  INC.
              CONSOLIDATED  STATEMENTS  OF  CASH  FLOW  (UNAUDITED)
              NINE  MONTHS  ENDED  SEPTEMBER  30,  2001  AND  2000


                                                       2001               2001           2000
                                                        USD                RMB            RMB
                                                ------------------------------------------------
Operating activities:
Net loss                                        $       (113,724)         (941,551)  (3,031,909)
Adjustment to reconcile net income
  Loss to net cash used in
  operating activities:
  (Income) loss from discontinued operations              (2,361)          (19,547)     804,774
  Depreciation                                             1,805            14,935       16,850
  Changes in operating assets and liabilities:
    (Increase) decrease in -
      Deposits and other current assets                    2,138            17,703      653,177
    Increase (decrease) in -
      Other payable and accrued expenses                 (38,746)         (320,789)     126,041
      Amount due to affiliates                                 -                 -    1,531,752
                                                -----------------  ----------------  -----------

Net cash (used in) provided by
  operating activities                                  (150,888)       (1,249,249)     100,685
                                                -----------------  ----------------  -----------

Financing activities:
  Increase in due to related parties                     142,013         1,175,765            -
                                                -----------------  ----------------  -----------

Net cash provided by financing activities                142,013         1,175,765            -
                                                -----------------  ----------------  -----------

Effect of exchange rate on cash                               (2)              (13)      43,418
                                                -----------------  ----------------  -----------

(Decrease) increase in cash                               (8,877)          (73,497)     144,103

Cash, beginning                                            9,673            80,085       48,169
                                                -----------------  ----------------  -----------

Cash, ending                                    $            796             6,588      192,272
                                                =================  ================  ===========

              See  notes  to  consolidated  financial  statements.

                       CHEMICAL  CONSORTIUM  HOLDINGS,  INC.
                     (FORMERLY  CHINA  GATEWAY  HOLDINGS  INC.)
             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (UNAUDITED)
         THREE  MONTHS  AND  NINE  MONTHS  ENDED  SEPTEMBER  30,  2001  AND 2000

1.  ORGANIZATION  AND  BASIC  PRESENTATION

Basis of Presentation - The accompanying consolidated financial statements include the operations of Chemical Consortium Holdings, Inc. (formerly China Gateway Holdings Inc.) and its wholly-owned and majority-owned subsidiaries (the Company). All material intercompany balances and transactions are eliminated on consolidation. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States and have been presented in Chinese Renminbi (RMB).

The company's share capital is denominated in USD and the reporting currency is the RMB.

Translation of amounts from RMB into the USD for the convenience of the reader has been made at the exchange rate as quoted by the People's Bank of China at June 30, 2001 of US$1.00 = RMB8.30. No representation is made that the RMB amounts could have been, or could be, converted into USD at that rate or any other certain rate.

Business - On September 6, 2001 the Company reached a formalized Acquisition Agreement to purchase all the issued and outstanding stock of Chemical Consortium, Inc. a Washington state corporation with its corporate headquarters located in Bellingham, Washington (hereinafter "ChemCon"). The Agreement called for a stock for stock exchange in which China Gateway acquired all of the issued and outstanding common stock of ChemCon in exchange for the issuance of 44,800,000 shares of its common stock. As a result of this transaction, ChemCon became a wholly-owned subsidiary of China Gateway.

On October 2, 2001, a change in control of the Company occurred in conjunction with the closing under the Acquisition Agreement dated September 6, 2001, with ChemCon. At closing, ChemCon's shareholder received approximately 90% of the outstanding post-merger common stock of the Company in exchange for his share in ChemCon. The transaction was accounted for as an acquisition of the Company by ChemCon and a recapitalization of ChemCon. On an unaudited proforma basis, if the acquisition had occurred on July 1, 2001, for the period from July 1, 2001 through September 30, 2001 the net loss from continuing operations would have been approximately $42,000, the net loss would have been approximately $40,000, and the net loss per share would have been less than $0.01. In accordance with the Acquisition Agreement, on October 9, 2001 the Company changed its name to Chemical Consortium Holdings, Inc., increased its authorized number of shares of common stock to 100,000,000, and changed the corporate office to Bellingham, Washington. In addition, on October 12, 2001 the Company applied for and acquired a employer identification number, applied for and received a new CUSIP number, and applied for and received from the NASD a new trading symbol, CCSH.

Foreign Currency Translation - Through September 30, 2001, the functional currency of the Company's prior operations in the People's Republic of China
(PRC) is the RMB. The accounts of foreign operations are prepared in their local currency and translated into RMB using the applicable rate of exchange. The resulting translation adjustments are included in comprehensive income (loss). Transactions denominated in currencies other than the RMB are translated into RMB at the applicable exchange rates. Monetary assets and liabilities denominated in other currencies are translated into RMB at the applicable rate of exchange at the balance sheet date. The resulting exchange gains or losses are credited or charged to the consolidated statement of operations.

The company's share capital is denominated in USD and the reporting currency is the RMB.

Translation of amounts from RMB into the USD for the convenience of the reader has been made at the exchange rate as quoted by the People's Bank of China at September 30, 2001 of US$1.00 = RMB8.30. No representation is made that the RMB amounts could have been, or could be, converted into USD at that rate or any other certain rate.

Comments - The accompanying consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at September 30, 2001, the results of operations for the three and nine months ended September 30, 2001 and 2000, and the cash flows for the nine months ended September 30, 2001 and 2000. The consolidated balance sheet as of December 31, 2000 is derived from the Company's audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the United States Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the consolidated financial statements and notes thereto included in the Company's Annual Report on Form10-KSB for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2001.

2.  INCOME  TAXES

The Company did not recognize any income taxes for the three and nine month periods ended September 30, 2001 and 2000 as it incurred losses in each period. The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. The Company's British Virgin Islands subsidiaries are not liable for income taxes.

3.  EARNINGS  PER  SHARE

Basic earnings per share is based on the weighted average shares of common stock outstanding. Diluted earnings per share assumes the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce loss per share or increase earnings per share.

Basic and diluted weighted average common shares outstanding during the three and nine month periods ended September 30, 2001 and 2000 were 4,307,158.

4.  RELATED  PARTY  TRANSACTIONS

During the nine months ended September 30, 2001, certain shareholders made advances to the Company totaling RMB 1,175,765. The advances are unsecured, non interest bearing and are payable on demand.

During the nine months ended September 30, 2001, the Company earned service income of RMB 51,075 from affiliated companies.

5.  SUBSEQUENT  EVENT

On October 1, 2001, the Company entered into a letter of intent to purchase an exclusive ten-year license for the industrial exploitation of patented Lipoclean technology which is used in the pulp, paper working, and lubricant industries in North America and in the distribution of the bacteriological cultures in the entire Americas. The purchase is contingent upon the purchase of a chemical blending and mixing facility.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------------

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by Jerry Gruenbaum, Esquire, located at 54 Hazard Avenue, Suite 270, Enfield, Connecticut 06082.

                                     EXPERTS

Financial  statements  of  Chemical Consortium, Inc. for the period July 2, 2001
(date of inception) through September 30, 2001, and consolidated financial statements of China Gateway Holdings, Inc. as of and for each of the years ended December 31, 2000 and 1999 appearing in this prospectus which is part of this registration statement have been audited by Horwath Gelfond Hochstadt Pangburn, P.C., and are included in reliance upon such reports given upon the authority of Horwath Gelfond Hochstadt Pangburn, P.C., as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

The Delaware General Corporation Act provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.


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Indemnification  Agreements.  We  anticipate  that  we  will  enter  into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such officer and director for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer or director must have acted in good faith and in a manner such officer or director believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. None of the expenses will be borne by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

=========================================  ==================== ================
Registration  Fees                          Approximately             $15.82
-----------------------------------------  -------------------- ----------------
Transfer  Agent  Fees                       Approximately            $650.00
-----------------------------------------  -------------------- ----------------
Costs  of  Printing  and  Engraving         Approximately            $500.00
-----------------------------------------  -------------------- ----------------
Legal  Fees                                 Approximately          $5,000.00
-----------------------------------------  -------------------- ----------------
Accounting  Fees                            Approximately          $2,500.00
=========================================  ==================== ================

Recent Sales of Unregistered Securities
----------------------------------------

     The following is information for all securities that the Company has sold since inception without registering the securities under the Securities Act:

     1. On June 27, 1997, the Company issued a total of 2,310,000 shares of common stock, consisting of 1,684,856 shares of common stock to Cartier-Fleming International Limited, 561,619 shares of common stock to Critical Success Ltd., 57,750 to Mr. Xiang Bin and 5,775 shares to Mr. Lachlan J. Christie, in connection with the acquisition of 100% of the interest in Orient Investments Limited. The shares were issued in a private transaction not involving an offering pursuant to Section 4(2) of the Securities Act. This transaction was characterized as a reincorporation and had no financial impact on the Company.

     2. On June 27, 1997, the Company issued 285,000 shares of common stock to 4 unrelated accredited financial consultants of the Company for services rendered in connection with the reincorporation discussed in Transaction 1. The shares were issued pursuant to Rule 506 of Regulation D.

     3. On June 27, 1997, the Company issued 180,000 shares of common stock and an option to purchase 150,000 shares of common stock at $1.66 per share to an unrelated accredited financial consultant of the Company for services rendered in connection with the reincorporation discussed in Transaction 1. The shares were issued pursuant to Rule 504 of Regulation D and the option was issued pursuant to 4(2) of the Securities Act.


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     4.  From  July  1997 through March 1998, the Company issued an aggregate of
317,700 shares of common stock to 23 accredited investors at $2.50 per share in a private placement, for an aggregate purchase price of $794,250. The investors either had pre-existing personal or business relationships with the Company's officers and/or directors or were introduced to the Company by financial consultants of the Company who were affiliated with registered broker-dealers. The offering was done pursuant to Rule 504 of Regulation D.

     5. From January 1998 through May 1998, the Company issued 45,800 shares of common stock to 8 accredited investors at $2.50 per share in a private placement, for an aggregate purchase price of $114,500. The investors were introduced to the Company by financial consultants of the Company who were affiliated with registered broker-dealers. The shares were issued pursuant to Rule 506 of Regulation D.

     6. From January 1998 through April 1998, the Company issued 23,050 shares of common stock to 12 accredited investors for $2.75 per shares in a private placement, for an aggregate purchase of $63,387.50. The investors were introduced to the Company by financial consultants of the Company who were affiliated with registered broker-dealers. The shares were issued pursuant to Rule 504 of Regulation D.

     7. On October 31, 1997, March 20, 1998 and April 3, 1998, the Company issued warrants to an accredited unrelated financial consultant of the Company to purchase 45,000, 30,000 and 45,000 shares, respectively, at an exercise price of $.10 per share, for services rendered in connection with the private placements described in Transactions 4, 5 and 6. The warrants were issued pursuant to Rule 504 of Regulation D.

     8. In March 1998 and April 1998, the warrants issued in Transaction 7 were exercised for an aggregate of 120,000 shares of common stock. The shares were issued pursuant to Rule 504 of Regulation D.

     9. On April 8, 1998, the option issued in Transaction 3 was exercised pursuant to the cashless exercise provision as provided in the Stock Option Agreement for an aggregate of 111,692 shares of common stock. The shares were issued pursuant to Section 4(2) of the Securities Act.

     10. On March 27, 1998, the Company issued 3,000 shares of common stock and warrants to purchase 125,000 shares of common stock at $.10 per share, which were immediately exercised, to an accredited investor for an aggregate purchase price of $100,000. The investor had a pre-existing business relationship with the Company. The 3,000 shares of common stock were issued pursuant to Rule 504 of Regulation D and the warrants for the 125,0000 shares and the 125,000 shares of common stock were issued pursuant to Rule 506 of Regulation D.

     11. On April 16, 1998, the Company issued warrants to purchase 3,905 shares of common stock to an accredited investor in Transaction 4 as compensation for services rendered in connection with Transaction 4. The warrants were issued pursuant to Rule 504 of Regulation D.

     12. On May 15, 1998, the Company issued 235,316 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $2.75 per share, at $2.75 per unit in a private placement to 24 accredited investors for an aggregate purchase price of $647,119. The investors were introduced to the Company by financial consultants of the Company who were affiliated with registered broker-dealers. The units were issued pursuant to Rule 506 of Regulation D.

     13. On August 10, 1998, the Company issued 15,000 shares of common stock to an accredited unrelated financial consultant for financial services rendered in connection with Transaction 12. The shares were issued pursuant to Rule 504 of Regulation D.

     14. In August 1998 and September 1998, the Company issued 10,600 shares of common stock to 3 accredited unrelated financial consultants for services rendered in connection with Transaction 12. The shares were issued pursuant to Rule 504 of Regulation D.

     15. From September 1998 to November 1998, the Company issued 250,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock at the exercise price of $.10, at $1.00 per unit to 4 accredited investors for an aggregate purchase price of $250,000. The investors were introduced to the Company by financial consultants of the Company who were affiliated with registered broker-dealers. The units were issued pursuant to Rule 504 of Regulation D.

     16. On November 5, 1998, the Company issued 20,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock at the exercise price of $.10, at $1.50 per unit to 1 accredited investor for an aggregate purchase price of $30,000. The investor was introduced to the Company by a financial consultant of the Company who was affiliated with a registered broker-dealer. The units were issued pursuant to Rule 504 of Regulation D.

     17. From September 1998 to January 1999, warrants issued in Transactions 15 and 16 were exercised for an aggregate of 27,000 shares of common stock. The shares were issued pursuant to Rule 504 of Regulation D.

     18. From October 1998 to December 1998, the Company issued 35,000 shares of common stock to 2 accredited unrelated consultants to the Company for services rendered in connection with Transaction 12. The shares were issued pursuant to Rule 504 of Regulation D.

     19. On December 18, 1998, the Company issued 30,000 shares to an accredited unrelated advisor for investor relations services. The shares were issued pursuant to Rule 504 of Regulation D.

     20. On December 8, 1998, the Company granted an option to an employee to purchase 10,000 shares of common stock at the exercise price of $.10 as compensation. The option was issued pursuant to Rule 504 of Regulation D.

     21. On December 31, 1998, the option granted in Transaction 20 was exercised for 10,000 shares of common stock. The shares were issued pursuant to Rule 504 of Regulation D.

     22. On March 17, 1999, the Company issued 148,000 shares of common stock to 2 accredited investors at $.50 per share for an aggregate purchase price of $74,000. The investors were introduced to the Company by financial consultants of the Company who were affiliated with registered broker-dealers. The shares were issued pursuant to Rule 504 of Regulation D.

     23. On April 6, 1999, the Company issued 5,000 shares of common stock to an accredited unrelated financial consultant for services rendered in connection with Transaction 22. The shares were issued pursuant to Rule 504 of Regulation D.

     The Company believes that the transactions described above were exempt from registration under Sections 3(a)(9), 3(b) or 4(2) of the Securities Act because the Company was not a development stage company, the aggregate amount of the subject securities was less than $1,000,000 and the subject securities were sold to a limited group of persons, each of whom was believed to have been a sophisticated investor or had a pre-existing business or personal relationship with the Company or its management and was purchasing the securities for investment without a view to further distribution. Restrictive legends were placed, as applicable, on stock certificates evidencing the securities.


Exhibits.

Exhibit No.    Document Description
----------     --------------------
 3.1           Articles of Incorporation as filed with the Delaware Secretary of
               State, dated June 27, 1997 incorporated by reference to the Company's Registration Statement filed on Form 10-SB/12g on
               January  7,  2000.

 3.1(I) Amendment to Articles of Incorporation dated October 4, 2001 changing the name of the Company to Chemical Consortium Holdings, Inc. and increasing the number of authorized Common Stock to 100,000,000 shares, incorporated by reference to the Company's Current Report filed on Form 8-K on October 5, 2001.

 3.2 Company's By-Laws, incorporated by reference to the Company's Registration Statement filed on Form 10-SB/12g on January 7, 2000.

 5.1 Opinion of Jerry Gruenbaum, Esq. regarding the legality of the Securities being registered filed on Form SB-2 on January 29, 2002.

10.1 Acquisition Agreement with J. Greig, Ph.D. to acquire Chemical Consortium, Inc. dated September 6, 2001, incorporated by reference to the Company's Current Report filed on Form 8-K on September 10, 2001.

10.2 Fiscal 2001 Equity Compensation Plan approved by the Board of Directors on November 12, 2001, incorporated by reference to The Company's Registration Statement filed on Form S-8 on November 19, 2001.

23.1 Consent of Horwath Gelfond Hochstadt Pangburn, P.C. Certified Public Accountants.

23.2 Consent of Horwath Gelfond Hochstadt Pangburn, P.C. Certified Public Accountants.

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We  hereby  undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To  include  any prospectus required by Section 10(a)
                           (3)  of  the  Securities  Act  of  1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Bellingham, Washington, on February 15, 2002.

                               CHEMICAL  CONSORTIUM  HOLDINGS,  Inc.
                               a  Delaware  corporation


                               By:      /s/  J. Greig
                                        ----------------------------------------
                                        J. Greig
                               Its:     president, and  a Chairman of the Board

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/  J.  Greig                                      February  15,  2002
------------------------------------
J.  Greig
president, and Chairman of the Board


/s/  Ron  Greig                                     February  15,  2002
------------------------------------
Ron  Greig
Vice  President


/s/  Ludwig  Stromeyer                              February  15,  2002
------------------------------------
Ludwig  Stromeyer
director


/s/  Michael  Tomko                                 February  15,  2002
------------------------------------
Michael  Tomko
director

POWER  OF  ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes J. Greig with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.



In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

CHEMICAL  CONSORTIUM  HOLDINGS,  INC.


/s/  J.  Greig                                    February  15,  2002
------------------------------------
J.  Greig
president, and Chairman of the Board


/s/  Ron  Greig                                   February  15,  2002
------------------------------------
Ron  Greig
Vice  President


/s/  Ludwig  Stromeyer                            February  15,  2002
------------------------------------
Ludwig  Stromeyer
director


/s/  Michael  Tomko                               February  15,  2002
------------------------------------
Michael  Tomko
director